UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 8, 2015

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 8, 2015, Douglas J. Shaw informed the board of directors (the “Board”) of Monotype Imaging Holdings Inc. (“Monotype”) that he intends to retire from his positions as President and Chief Executive Officer of Monotype, effective December 31, 2015. Mr. Shaw will continue in a part-time employment arrangement from January 1, 2016 to March 31, 2016 to assist with his departure from the Company. Mr. Shaw is expected to remain a member of the Board following his retirement.

Also on March 8, 2015, the Board of Monotype elected Scott Landers, age 44, to serve as Monotype’s Chief Operating Officer, effective immediately. The Board also expects to appoint Mr. Landers to succeed Mr. Shaw as the President and Chief Executive Officer at the time of Mr. Shaw’s retirement. Additionally, it is anticipated that Mr. Landers will be appointed to the Board on or about the effective date of his appointment as President and Chief Executive Officer.

Mr. Landers has served as the Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Monotype since June 2008. Prior to joining Monotype, he was the Vice President of Global Finance at Pitney Bowes Software from September 2007 until June 2008. From June 2003 to September 2007, Mr. Landers served as Vice President of Finance at MapInfo Corporation, which was acquired by Pitney Bowes Inc. in April 2007. Mr. Landers began his career with MapInfo and served as Revenue Manager from October 1997 to December 2000 and Director of Finance of MapInfo Canada from December 2000 to June 2003. Prior to joining MapInfo, Mr. Landers was a Business Assurance Manager with Coopers & Lybrand from September 1992 to October 1997. Mr. Landers is a Certified Public Accountant. Mr. Landers holds a bachelor’s degree in accounting from LeMoyne College and a master of business administration from the College of St. Rose.

There are no arrangements or understandings between Mr. Landers and any other persons pursuant to which he was selected as an officer.

On March 9, Monotype issued a press release announcing the retirement of Mr. Shaw as the President and Chief Executive Officer effective December 31, 2015 and the appointment of Mr. Landers as Chief Operating Officer. A copy of the press release is being furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Monotype Imaging Holdings Inc. issued on March 9, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

March 9, 2015	By:	/s/ Douglas J. Shaw
Douglas J. Shaw
President and Chief Executive Officer